UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2022

(Exact name of registrant as specified in its charter)

Wyoming	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2323 Main Street, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 714-793-9227

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PHIL	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provide pursuant to Section 13(a) of the Exchange Act. ☐.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

1. Memorandum of Understanding/Loan Agreement between Al Aqel and Partners Investment LLC and PHI Group, Inc.

On January 17, 2022, the registrant signed a Memorandum of Understanding/Loan Agreement with Al Aqel and Partners Investment LLC, an Oman company with address at Muscat Governorate Bousher 119 Alamarat, Muscat. P.O. BOX: 2393 Sultanate of Oman, for a project financing loan program of One Billion U.S. dollars. The term of the loan will be ten years and the interest rate will be 3.00% per annum, with a two-year grace period.

The closing of this transaction is subject to having met certain administrative, legal and financial requirements, including a collateral for the loan to be secured by a surety bond of 1% of the total loan amount to deducted from the proceeds of the loan.

2. Loan Agreement between Arab League Investment Group and PHI Group, Inc.

On January 17, 2022, the registrant signed a Loan Agreement with Arab League Investment Group, an Egyptian company with address at Arab League Tahrir Square, Downtown Business District, Cairo, Egypt, for acquisition financing loan program of Two Hundred Million U.S. dollars. The term of the loan will be fifteen years and the interest rate will be 2.5% per annum, with a three-year grace period.

The closing of this transaction is subject to having met certain administrative, legal and financial requirements, including an acceptable and satisfactory collateral for the loan.

3. Use of Proceeds

The registrant intends to use the funds from these loan programs for a variety of investment opportunities, including but not limited to the Asia Diamond Exchange, the Multi-Commodities Center, acquisition and further development of operating business targets, selective projects in the areas of real estate, infrastructure, renewable energy, healthcare, agriculture and special opportunities.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITS

Item 9.01 Financial Statements and Exhibits

The following is a complete list of exhibit(s) in connection with the filing of this Report.

Exhibit number(s) correspond to the number(s) in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	Memorandum of Understanding/Loan Agreement between Al Aqel and Partners Investment LLC and PHI Group, Inc. dated January 17, 2022 for a US$ 1 billion project funding loan program (the complete Memorandum of Understanding Loan Agreement document is submitted separately to the Securities and Exchange Commission).

10.2	Loan Agreement between Arab League Investment Group and PHI Group, Inc. dated January 17, 2022 for a US$ 200,000,000 loan program (the complete Loan Agreement document is submitted separately to the Securities and Exchange Commission).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31 2022

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO